Grant No. 2005-0001

TEKNOWLEDGE CORPORATION
INCENTIVE STOCK OPTIONS AGREEMENT

This agreement is made on <<Grant Date>> by and between TEKNOWLEDGE CORPORATION (the “Company”), a Delaware corporation having its principal place of business at 1800 Embarcadero Road, Palo Alto, California, and <<Name>> (“Optionee”).

Article 1: Recitals

1.1 Optionee is an employee of the Company, and the Company desires to have Optionee continue in its employ and to provide Optionee with an increased incentive to put forth maximum effort for the success of the business.

1.2 In order to provide such an increased incentive to its employees, the Company has adopted the Teknowledge Corporation 1998 Stock Option Plan (the “Plan”).

1.3 The Company desires to grant to Optionee under the Plan options that qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2: Option Grant

2.1 The Company hereby grants to Optioned, subject to the provisions of this Agreement, the right and option to purchase up to, but not exceeding in the aggregate, <<Number Shares>> shares (the “Number of Option Shares”) of the Common Stock of the Company, par value $.01 per share (the “Common Stock”), for the period beginning on <<Grant Date>> (the “Date of Option Grant”) and ending on <<End Date>> (the “Option Term”), at a price of $<<Strike Price>> per share. Such price is equal to 100% of the Fair Market Value, as such term is defined in the Plan, of a share of Common Stock on the Date of Option Grant.

2.2 The options granted hereunder are intended to qualify as Incentive Stock Options, but the Company does not represent or warrant that they qualify as such. Optionee should consult with Optionee’s own tax advisor regarding the tax effects of this Agreement and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE: If the aggregate option price of the options (that is, the option price multiplied by the Number of Option Shares) plus the aggregate option price of any other Incentive Stock Options held by Optionee (whether granted pursuant to the Plan or any other stock option plan of the Company) is greater than One Hundred Thousand Dollars ($100,000), Optionee should contact the Chief Financial Officer of the Company to ascertain whether the entire Agreement qualifies as an Incentive Stock Option. To the extent any such options do not qualify as Incentive Stock Options for any reason, such options which do not so qualify shall be considered to be Nonqualified Stock Options, as defined in the Plan.

Article 3: Exercise and Withholding

3.1 Except as otherwise provided herein, the options shall be exercisable on and after the Date of Option Grant and prior to the termination of the options in an amount not to exceed the Number of Option Shares less the number of shares previously acquired upon exercise of the options, subject to Optionee’s agreement that any shares purchased upon exercise are subject to the Company’s Unvested Share Repurchase Option set forth in Article 5.

3.2 Notwithstanding any other provisions of this Agreement, the options may not be exercised after Optionee’s termination of employment to the extent that the shares to be acquired upon exercise of the options would be subject to the Unvested Share Repurchase Option as provided in Article 5.

3.3 The options shall be exercised by Optionee by delivering to the Company a Notice in the form set forth hereto, together with a check payable to the order of the Company and/or shares of Common Stock, with a stock power executed in blank, equal in value to the option price of the shares being purchased. Shares of Common Stock surrendered in exercise of an option shall be valued at their Fair Market Value, as defined in the Plan, on the date of exercise.

3.4 Optioned shall deliver to the Company at the time an option is exercised any additional evidence as the Company may deem necessary to establish that such exercise is in compliance with all applicable securities laws.

3.5 The Company shall notify Optionee of the amount of withholding tax, if any, which must be paid under federal and where applicable, state and local law upon exercise of an option. The Company may deduct such amount from Optionee’s regular salary payments. If the full amount of the withholding tax cannot be recovered in this manner, shall, forthwith upon the receipt of such notice, remit the deficiency to the Company.

Article 4: Vesting and Exercise

4.1 Shares subject to options become “Vested Shares” according to the following schedule: <<Number Shares>> on 12/31/2005.

Except as otherwise provided herein, once options have become exercisable, they may be exercised at any time and from time to time during the Option Term.

4.2 If Optionee’s employment by the Company shall terminate for any reason other than total and permanent disability as defined in Section 22(e)(3) of the Code (“disability”), retirement as defined in the Plan, or death, Optionee may, within thirty days after the date of such termination of employment, but not after expiration of the Option Term, exercise in whole or, from time to time, in part any options with respect to shares which are Vested Shares on the date of Optionee’s termination.

4.3 If Optionee shall retire with the consent of the Company after having reached the age of sixty-five, Optionee may, within three months after the date of such retirement, but not after the expiration of the Option Term, exercise in whole or, from time to time, in part any options with respect to shares which are or become Vested Shares prior to the expiration of such three-month period.

4.4 If Optionee shall die while in the employ of the Company, Optionee’s executors, administrators, or any person or persons to whom Optionee’s options have been transferred by will or by laws of descent and distribution, shall have the right within one year after the date of Optionee’s death, but not after the expiration of the Option Term, to exercise in whole or from time to time in part any options with respect to shares which are or become Vested Shares prior to the expiration of the Option Term, to exercise in whole or from time to time in part any options with respect to shares which are or become Vested Shares prior to the expiration of such one-year period.

4.5 If Optionee shall cease to be employed by the Company by reason of disability, Optionee shall have the right within one year after the date such disability is first determined, but not after the expiration of the Option Term, to exercise in whole or from time to time in part any options with respect to shares which are or become Vested Shares prior to the expiration of such one -year period.

Article 5: Unvested Share Repurchase Option

5.1 In the event Optionee’s employment with the Company is terminated for any reason or no reason, with or without cause, or, if Optionee, Optionee’s legal representative, or other holder of shares acquired upon exercise of the options attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an event described in Section 7.2) any shares acquired upon exercise of the options which exceed the Vested Shares as defined in Section 4.1 or those shares which become Vested Shares prior to the expiration of any applicable period set forth in Sections 4.3, 4.4 or 4.5 (the “Unvested Shares”), the Company shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth in this Article 5 (the “Unvested Share Repurchase Option”).

5.2 The Company may exercise the Unvested Share Repurchase Option by written notice delivered personally or forwarded by first class mail to Optionee within sixty days after (1) termination of Optionee’s employment (or exercise of the options, if later) or (2) the Company has received notice of the attempted disposition of Unvested Shares. If the Company fails to give notice within such sixty-day period, the Unvested Share Repurchase Option shall terminate unless the Company and Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and Optionee otherwise agree.

5.3 The purchase price per share being repurchased by the Company shall be an amount equal to Optionee’s original cost per share, as adjusted pursuant to Section 7.1 (the “Repurchase Price”). The Company shall pay the aggregate Repurchase Price to Optionee in cash within thirty days after the date of personal delivery or mailing of the written notice of the Company’s exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of Optionee to the Company shall be treated as payment to Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased shall be delivered to the Company by Optionee at the same time as the delivery of the Repurchase Price to Optionee.

5.4 The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

5.5 Upon the occurrence of an event described in Section 7.2, any and all new, substituted or additional securities or other property to which Optionee is entitled by reason of Optionee’s ownership of Unvested Shares shall be immediately subject to the Unvested Share Repurchase Option and included in the terms “Common Stock” and “Unvested Shares” for all purposes of the Unvested Share Repurchase Option with the same force and effect as the Unvested Shares immediately prior to the event. While the aggregate Repurchase Price shall remain the same after such event, the Repurchase Price per Unvested Share upon exercise of the Unvested Share Repurchase Option following such event shall be adjusted as appropriate. The other provisions of this Agreement notwithstanding, the Unvested Share Repurchase Option shall terminate and be of no further force and effect upon the occurrence of an event described in Section 7.2, unless the surviving corporation assumes the Company’s rights and obligations under the options or substitutes substantially equivalent options for the surviving corporation’s stock for the options.

Article 6: Escrow

6.1 To ensure that shares subject to the Unvested Share Repurchase Option will be available for repurchase, the Company may require Optionee to deposit the certificate evidencing the shares which Optionee purchases upon exercise of the options with an agent designated by the Company under the terms and conditions of escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of the options, the Company reserves the right at any time to require Optionee to so deposit the certificate in escrow. Upon the occurrence of an event described in Section 7.2 or a change described in Section 7.1, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which Optionee is entitled by reason of Optionee’s ownership of shares of Common Stock acquired upon exercise of the options that remain, following such event described in Section 7.2 or change described in Section 7.1, subject to the Unvested Share Repurchase Option, shall be immediately subject to the escrow to the same extent as such shares of Common Stock immediately before such event. The Company shall bear the expenses of the escrow.

6.2 As soon as practicable after the expiration of the Unvested Share Repurchase Option, but not more frequently than twice each calendar year, the escrow agent shall deliver to Optionee the shares and any other property no longer subject to such restrictions.

6.3 In the event the shares and any other property held in escrow are subject to the Company’s exercise of the Unvested Share Repurchase Option, the notices required to be given to Optionee shall be given to the escrow agent, and any payment required to be given to Optionee shall be given to the escrow agent. Within thirty days after payment by the Company, the escrow agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to Optionee.

Article 7: Miscellaneous

7.1 In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of all or a material portion of the assets of the Company, substantial distributions to stockholders or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to Optionee, the Company shall make such equitable adjustments as it may deem appropriate in the Plan and the options granted hereunder. Any such adjustment shall be final and binding on Optionee.

7.2 In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law (i) any surviving corporation shall assume options granted hereunder or shall substitute similar options for such options, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options, then the options shall terminate if not exercised prior to such event,

7.3 Nothing contained in this Agreement or in the Plan shall be deemed to confer upon Optionee any right to prevent or to approve or vote upon any of the corporate actions described in this Article 7. The existence of the options granted hereunder shall not affect in any way the right or the power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.4 Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom options may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person or persons.

7.5 The options granted hereunder are not transferable by Optionee otherwise than by will or the laws of descent and distribution and are exercisable during Optionee’s lifetime only by Optionee.

7.6 Optionee shall not be deemed for any purpose to be a stockholder of the Company in respect of any shares as to which options shall not have been exercised as herein provided, and until such shares have been issued to Optionee by the Company hereunder.

7.7 Nothing in this Agreement or the Plan shall confer upon Optionee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of Optionee with or without cause.

7.8 Notwithstanding any other provision hereof, Optionee hereby agrees that Optionee will not exercise the options granted hereunder, and that the Company will not be obligated to issue any shares to Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 483 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the options or the issuance of shares pursuant thereto to comply with any law or regulation of governmental authority.

7.9 Through the Option Term, the Company shall make available to Optionee, at least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year. The Company shall not be required to provide such information if Optionee’s duties in connection with the Company assures access to equivalent information.

7.10 No amounts of income received by Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company.

7.11 Every notice or other communication relating to this agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by Optionee to the Company shall be mailed or delivered to the Company at its office at 1800 Embarcadero Road, Palo Alto, California 94303, and all notices or communications by the Company to Optionee may be given to Optionee personally or may be mailed to Optionee.

TEKNOWLEDGE CORPORATION

Signature:
                  Neil Jacobstein
                  President and CEO

Optionee represents that Optionee is familiar with the terms and provisions of this Agreement, including the Unvested Share Repurchase Option set forth in Article 5, and hereby accepts the options subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board and Committee upon any questions arising under this Agreement.

OPTIONEE

Signature: